MODIFICATION AGREEMENT

      AGREEMENT entered into this 20th day of September, 2005 by and between Walker Financial Corporation, a Delaware corporation having an address at 990 Stewart Avenue, Garden City, New York 11530 (hereinafter "Company") and Cindy Dolgin, having an address at 3 Jordan Drive, Great Neck, N.Y. 11021 (hereinafter "Lender").

      WHEREAS, Lender lent the Company Two Hundred and Fifty Thousand Dollars ($ 250,000.00) pursuant to those certain agreement of promissory notes dated May 22, 2004 and August 4, 2004 (hereinafter the "Promissory Notes");

      WHEREAS, said Promissory Notes are due and payable:

      WHEREAS, Lender was issued 175,000 Common Stock Purchase Warrants in connection with said loans currently carrying an exercise price of $ .45;

      WHEREAS, it is the desire of both the Company and Lender to extend the maturity dates of said Notes and reduce the conversion price of the above referenced Common Stock Purchase Warrants in connection with Lender lending the Company an additional $ 125,000.00;

      IN CONSIDERATION of the mutual covenants and agreements herein contained and agreements of the parties herein contained and for other good and valuable consideration including five dollars, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

      The maturity date of that certain Promissory Note between Lender and the Company dated May 22, 2004 and August 5, 2004 are hereby extended to a maturity date of May 15, 2006 ( the "Maturity Date") with all accrued and unpaid interest to be payable on the Maturity Date with principal payments required as follows:

                     January 15, 2006:              $ 30,000.00
                     February 15, 2006:               40,000.00
                     March 15, 2006:                  50,000.00
                     April 15, 2006:                  60,000.00
                     May 15, 2006:                    70,000.00

All other provisions of said Promissory Note remain in full force and effect. Additionally the conversion price of the Common Stock Purchase Warrants in that Warrant Certificate

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dated May 22, 2004 and the Warrant Certificate dated August 5, 2004 as modified by the Modification Agreement between the parties dated August 5, 2004 between Lender and the Company is hereby decreased from $ .45 to $ .30 and a new warrant certificate shall be issued for an additional 17,500 warrants to acquire the Company's common stock carrying an exercise price of $ .30. All other provisions of said Common Stock Purchase Warrant remain in full force and effect.

      IN WITNESS WHEREOF, the Parties have set their hands and seals as of the date and year first above written.


Cindy Dolgin


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Walker Financial Corporation


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